UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 17, 2015

ATRM Holdings, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Minnesota	0-22166	41-1439182
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3050 Echo Lake Avenue, Suite 300, Mahtomedi, Minnesota	55115
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (651) 704-1800

N/A
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the follow provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On September 17, 2015, ATRM Holdings, Inc. (the “Company”) issued a press release announcing the completion of its rights offering, which expired at 5:00 p.m., Eastern Time, on September 16, 2015. The Company received subscriptions and over-subscriptions for a total of 1,019,746 shares, representing approximately 82% of the shares offered. After the application of the NOL Protection Mechanics described in the prospectus related to the rights offering, all of the subscriptions and over-subscriptions were accepted, for aggregate gross proceeds to the Company of approximately $3.0 million. The subscriptions accepted include the purchase by Lone Star Value Investors, LP (“LSVI”), the Company’s largest stockholder, of an additional 900,000 shares, resulting in ownership following the completion of the rights offering of a total of 1,067,885 shares of the Company’s common stock, or approximately 47% of the shares outstanding. Jeffrey E. Eberwein, the Company’s Chairman of the Board, is the manager of Lone Star Value Investors GP, LLC, the general partner of LSVI, and sole member of Lone Star Value Management, LLC, the investment manager of LSVI. The Company expects Computershare Inc., the subscription agent for the rights offering, to begin distributing the shares and the sale proceeds this week. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated September 17, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATRM Holdings, Inc.

Dated: September 17, 2015	By:	/s/ Paul H. Askegaard
	Name:	Paul H. Askegaard
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated September 17, 2015.